UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2024 (June 27, 2024)

Victory Clean Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	002-76219-NY	87-0564472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 Bee Caves Road, Suite 608, Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

(512) 347-7300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.  Changes in Registrant's Certifying Accountant

On June 27, 2024, Victory Clean Energy Inc. (the “Company,” “we,” “our”) retained Astra Audit & Advisory LLC (“Astra”), as our new independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2024. The appointment of Astra was approved by the Board of Directors of the Company. As a result of our engagement of Astra on June 27, 2024, we dismissed Accell Audit & Compliance, P.A. (“Accell”) as our independent auditor.

Accell was engaged in January 2024. See our Current report on Form 8K filed on February 14, 2024 which is incorporated by reference herein.

During the two most recent years (December 31, 2023 and 2022), and through date of dismissal, there were no disagreements with Accell on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Accell, would have caused Accell to make reference to the subject matter of the disagreement in its report. There have been no reportable events as provided in Item 304(a)(1)(v) of Regulation S-K up to and including the dismissal of Accell, except that such reports contained an explanatory paragraph in respect to uncertainty as to the Company’s ability to continue as a going concern.

Accell’s report on the consolidated financial statements of the Company as, at, and for the years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports contained an explanatory paragraph in respect to uncertainty as to the Company’s ability to continue as a going concern and identified certain material weakness in our internal controls over financial reporting. There were and are no limitations placed on Accell concerning the inquiry of any matter related to the Company’s financial reporting.

On July 1, 2024, the Company provided Accell with a copy of the foregoing disclosure and requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of the letter from Accell dated July 1, 2024 is attached hereto as Exhibit 16.1 to this Form 8-K.

During the Company’s two most recent fiscal years and any subsequent interim period preceding such engagement, we have not previously consulted with Astra with respect to either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written or oral advice was given to the Company by Astra that Astra concluded was an important factor considered by the Company in reaching its decision as to the accounting, auditing, or financial reporting issue; or (b) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Accell Audit & Compliance, P.A..
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Clean Energy, Inc.

Date: July 1, 2024
/s/ Jim McGinley
Jim McGinley
Chief Executive Officer